Exhibit 10.3

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT, dated as of January 21, 2022 (this “Support Agreement”), is entered into by and among the shareholders listed on Exhibit A hereto (each, a “Shareholder” and collectively, the “Shareholders”), Finfront Holding Company, a Cayman Islands exempted company (the “Company”) and Arisz Acquisition Corp., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, (a) Parent will form BitFuFu Inc., a Cayman Islands exempted company, as its wholly owned subsidiary (“Purchaser”), (b) Purchaser will form Boundary Holding Company, a Cayman Islands exempted company, as its wholly owned subsidiary (“Merger Sub”), (c) Parent will be merged with and into Purchaser, with Purchaser surviving such merger, and (d) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Purchaser;

WHEREAS, as of the date hereof, each Shareholder owns the number of the Company’s ordinary shares, par value $0.00001, set forth after its name on Exhibit A (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by each Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance its terms (whichever earlier, the “Expiration Time”), each Shareholder, in its capacity as a shareholder of the Company, irrevocably agrees that, at any meeting of the Company’s shareholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) (the “Transactions”) and/or in connection with any written consent of the Company’s shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Shareholder shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of the Merger Agreement and the transactions contemplated thereby;

c.	authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

d.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, each Shareholder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Company Ordinary Shares or other equity securities of Company are issued to any Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by such Shareholder, (b) any Shareholder purchases or otherwise acquires beneficial ownership of any Company Ordinary Shares or other equity securities of Company after the date of this Support Agreement, or (c) any Shareholder acquires the right to vote or share in the voting of any Company Ordinary Shares or other equity securities of Company after the date of this Support Agreement (such Company Ordinary Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by each such Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted Shares as of the date hereof.

4. No Challenge. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Shareholder hereby irrevocably and unconditionally (i) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Shareholder may have under applicable law, and (ii) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s Organizational Documents.

6. Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Form S-4 or Form F-4 (as applicable) and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by any Parent Party or the Company to any Governmental Authority or to securityholders of any Parent Party) of such Shareholder’s identity and beneficial ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Shareholder Representations: Each Shareholder represents and warrants to Parent and the Company, as of the date hereof, that:

a.	such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Shareholder;

b.	this Support Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

c.	the execution and delivery of this Support Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

d.	there are no Proceedings pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e.	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Shareholder or, to the knowledge of such Shareholder, by the Company;

f.	such Shareholder has not entered into, and shall not enter into, any agreement that would prevent it from performing any of its obligations under this Support Agreement;

g.	such Shareholder has good title to its Shares, free and clear of any Liens other than Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted its Shares; and

h.	the Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by such Shareholder as of the date hereof, and none of its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

8. Damages; Remedies. Each Shareholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by such Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.8 through 12.10 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 12.1 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Shareholder, Parent or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, Parent and the Company and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

FINFRONT HOLDING COMPANY

By:	/s/ Lu Liang
	Name:	Lu Liang
	Title:	Director

ARISZ ACQUISITION CORP.

By:	/s/ Echo Hindle-Yang
Name:	Echo Hindle-Yang
Title:	Chief Executive Officer

chiprinG technology limited

By:	/s/ Lu Liang
Name:	Lu Liang
Title:	Director

Antdelta Investment limited

By:	/s Cheng Ran
Name:	CHENG Ran
Title:	Director